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                                                                         EX-99.N

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated January 11, 2000, relating to the financial statements and financial highlights which appears in the November 30, 1999 Annual Report to Shareholders of the Boulder Total Return Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, MA
August 11, 2000